                            COASTCAST CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                 Exhibit 10.28

                               TABLE OF CONTENTS


                                                                                    PAGE
      PREAMBLE.........................................................................1

ARTICLE I     DEFINITIONS..............................................................1
      1.1     Actuarial Equivalent.....................................................1
      1.2     Board....................................................................1
      1.3     Cause....................................................................2
      1.4     Change of Control........................................................2
      1.5     Company..................................................................3
      1.6     Disability...............................................................3
      1.7     Early Retirement Date....................................................3
      1.8     Effective Date...........................................................3
      1.9     Eligible Employee........................................................4
      1.10    ERISA....................................................................4
      1.11    Estimated Section 401(k) Plan Benefit....................................4
      1.12    Estimated Social Security Benefit........................................4
      1.13    Final Average Salary.....................................................5
      1.14    Good Reason..............................................................5
      1.15    Independent Plan Administrator...........................................6
      1.16    Normal Retirement Date...................................................6
      1.17    Participant..............................................................6
      1.18    Plan.....................................................................6
      1.19    Plan Year................................................................6
      1.20    Plan Administrator.......................................................6
      1.21    Postponed Retirement Date................................................6
      1.22    Prior Plan Benefit.......................................................6
      1.23    Retirement...............................................................7
      1.24    Retirement Date..........................................................7
      1.25    Section 401(k) Plan......................................................7
      1.26    Termination of Employment................................................7
      1.27    Years of Participation...................................................7
      1.28    Years of Service.........................................................7

ARTICLE II    ELIGIBILITY FOR BENEFITS.................................................8
      2.1     Eligibility to Participate...............................................8
      2.2     Entitlement to Benefits..................................................8
              (a)    Normal or Early Retirement........................................8
              (b)    Termination of Employment Prior to
                     Retirement........................................................8
              (c)    Pre-Retirement Death Benefit......................................8



                                                                                    PAGE
              (d)    Post-Retirement Death Benefit.....................................9
              (e)    Disability Retirement Benefit.....................................9
      2.3     Forfeiture of Benefits...................................................9

ARTICLE III   BENEFITS................................................................10
      3.1     Amount of Benefit.......................................................10
      3.2     Form of Benefit.........................................................10
      3.3     Payment of Benefits.....................................................11
      3.4     Payees Under Legal Disability...........................................11
      3.5     Withholding for Taxes...................................................11
      3.6     Mailing of Payments.....................................................12
      3.7     Grantor Trust...........................................................12
      3.8     Protective Provisions...................................................12

ARTICLE IV    CHANGE OF CONTROL.......................................................12
      4.1     Entitlement to Benefits.................................................12
      4.2     Full Vesting............................................................13

ARTICLE V     OPERATION AND ADMINISTRATION OF THE PLAN................................13
      5.1     Plan Administrator Powers...............................................13
      5.2     Composition of Plan Administrator.......................................13
      5.3     Plan Administrator Procedure............................................14
      5.4     Notices and Communications..............................................14
      5.5     Reporting and Disclosure................................................15
      5.6     Conflict of Interest....................................................15
      5.7     Indemnification.........................................................15

ARTICLE VI    APPLICATION FOR BENEFITS................................................15
      6.1     Application for Benefits................................................15
      6.2     Content of Denial.......................................................15
      6.3     Appeals.................................................................16
      6.4     Arbitration.............................................................16
      6.5     Exhaustion of Remedies..................................................17

ARTICLE VII   MISCELLANEOUS MATTERS...................................................17
      7.1     Amendment or Termination................................................17
      7.2     Effect of Reorganization or Transfer of Assets..........................17
      7.3     Rights of Participants..................................................18
      7.4     Assignment of Benefits..................................................18
      7.5     Other Plans.............................................................18
      7.6     Interpretation..........................................................18
      7.7     Receipt or Release......................................................19
      7.8     Governing Law...........................................................20



                                                                                    PAGE
Exhibit A     Recognition or Predecessor Employer Service.............................20
Exhibit B     Enhanced Benefit Accrual Formula for Larry Cornelius....................21


                               COASTCAST CORPORATION
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                     PREAMBLE

    The principal objective of the Coastcast Corporation Supplemental Executive Retirement Plan ("Plan") is to help ensure that the Company provides a competitive level of benefits in order to attract, retain, and motivate selected executives. The Plan is designed to provide retirement benefits to selected employees that will help the Company meet this objective.

    The Plan was originally adopted effective September 1, 1996. The Plan was amended and restated effective as of January 1, 1998 (the "Restatement Effective Date") to freeze benefits at the level accrued as of December 31, 1997 for all participants as of that date, except Hans Buehler. Mr Buehler voluntarily agreed to reduce his accrued benefits under the Plan to zero and shall not continue to participate in the Plan. With respect to Participants with an accrued benefit as of December 31, 1997 who continued to be employed on December 18, 1998, such Participants shall be entitled (subject to satisfaction of the vesting and other conditions imposed under the Plan) to the greater of their accrued benefit as of December 31, 1997 (the "Prior Plan Benefit") or the accrued benefit determined under this amended and restated Plan document, which includes a revised benefits formula and counts service prior to the Effective Date for purposes of determining accrued benefits. The Plan was further amended and restated effective as of January 1, 1999 to revise the benefit accrual formula by the addition of Section 3.1(d).

     The Plan was established for the purpose of providing benefits to a select group of management or highly compensated employees. The benefits under the Plan are considered unfunded. Accordingly, it is intended that the Plan be exempt from the requirements of Parts II, III, and IV of Title I of Employee Retirement Income Security Act of 1974 ("ERISA") pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.


                                    ARTICLE I
                                   DEFINITIONS

     1.1 ACTUARIAL EQUIVALENT. The "Actuarial Equivalent" of two (2) forms of benefits shall be determined using the following actuarial assumptions:

     Interest rate:                7.5%
     Mortality:                    1983 Group Annuity Mortality Table (80%of
                                   male factors applied on a unisex basis)

     1.2 BOARD. The Board of Directors of Coastcast Corporation or its delegate.

     1.3  CAUSE "Cause" shall mean:

          (a) Theft or embezzlement from the Company or its affiliates (regardless of whether or not such affiliates maintain the Plan),

          (b) Fraud or other acts of dishonesty in the conduct of the business of the Company or its affiliates (regardless of whether or not such affiliates maintain the Plan) or the fulfillment of the Participant's assigned responsibilities thereunder,

          (c) Conviction of, or plea of NOLO CONTEDERE to, any felony or any crime involving moral turpitude,

          (d) Willful and knowing action which is materially injurious to the business or reputation of the Company or its affiliates (regardless of whether or not such affiliates maintain the Plan).

     1.4 CHANGE OF CONTROL. A "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:

          (a) the Company is merged or consolidated or reorganized into or with another corporation and less than a majority of the combined voting power of the then outstanding securities of the surviving corporation immediately thereafter is held in the aggregate by the holder of Voting Stock (as defined below) of the Company immediately prior to such transaction;

          (b) the Company sells or otherwise transfers all or substantially all of its assets to any other corporation, if less than a majority of the combined voting power of the then outstanding voting securities of such corporation immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

          (c) as a result of, or in connection with, any cash tender or exchange offer, merger, reorganization or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the individuals who were members of the Board immediately prior to the Transaction cease to constitute a majority of the members of the Board or of the board of directors of any successor to the Company, unless the election or nomination for election by the holders of the Voting Stock of the Company was approved by a vote of the majority of Board members then still in office who were members of the Board immediately prior to the Transaction; or

          (d) in connection with a transfer or assignment of Voting Stock by the current beneficial owners of Voting Stock, the beneficial ownership of Voting Stock changes such that less than a majority of the Voting Stock outstanding immediately after such assignment or transfer is held by the current beneficial owners of Voting Stock.

For purposes of this Section, (i) "Voting Stock" shall mean shares of the Company representing the combined voting power of the then outstanding securities entitled to vote generally in the election of the Board, and (ii) "beneficial ownership" and "beneficial owners" shall have the meaning ascribed to it under Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, as well as any person or entity who, directly or indirectly, controls, is controlled by or under common control with such beneficial owner.

     1.5 COMPANY. Coastcast Corporation and any affiliated companies that maintain the Plan.

     1.6 DISABILITY. Any cessation of the Participant's employment with the Company as a result of the inability of the Executive to perform his usual duties for the Company for an extended period by reason of mental or physical illness or injury. The Plan Administrator, in its complete and sole discretion, shall determine a Participant's Disability after receiving competent medical advice using nondiscriminatory standards and may rely on the determination of any disability insurance carrier providing benefits under the terms of any employer provided disability insurance coverage. At all times during the period of Disability, the Participant must be receiving medical care from a competent physician unless the Participant provides the Plan Administrator with written proof acceptable to the Plan Administrator that additional medical care will be of no benefit. The Plan Administrator may require that the Participant submit to an examination on an annual basis by a competent physician or medical clinic selected by the Plan Administrator to confirm whether a Disability is continuing. The Plan Administrator shall have discretion to make a determination based on the medical evidence.

     1.7  EARLY RETIREMENT DATE.

          (a) The first day of any month coincident with or next following the month in which the Participant terminates employment with the Company:

               (i)  After becoming eligible for early retirement benefits, but

               (ii) Before his Normal Retirement Date.

          (b) A Participant first becomes eligible for early retirement benefits when:
               (i)  He or she attains age fifty-five (55), and

               (ii) He or she has at least five (5) Years of Participation.

     1.8 EFFECTIVE DATE. The original effective date of the Plan was September 1, 1996 (the "ORIGINAL EFFECTIVE DATE"). The effective date of this amended and restated Plan, is January 1, 1998 (the "RESTATEMENT EFFECTIVE DATE"), but the amendments continuing benefit accruals after December 31, 1997 only apply with respect to Participants who were Eligible Employees on or after December 18, 1998.

     1.9 ELIGIBLE EMPLOYEE. A management level or highly compensated employee of the Company who is designated to participate in the Plan by the Plan Administrator.

     1.10 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     1.11 ESTIMATED SECTION 401(k) PLAN BENEFIT.

          (a) A Participant's annual retirement benefit payable as a straight life annuity at Retirement, based on the Actuarial Equivalent value of the Company Matching Contributions to the Section 401(k) Plan on his behalf (computed in accordance with the rules of Paragraph (b) below).

          (b) The amount of the Elective Deferral Contributions and Company Matching Contributions is computed as if:

               (i)  The Participant had commenced participation in the
Section 401(k) Plan on the date when he first became eligible to make Elective Deferral Contributions to that plan, and

               (ii) The Participant elected the maximum Elective Deferral Contributions and had received the maximum amount of Company Matching Contribution that he could receive each year, based upon the amount of his income that is taken into account under the Section 401(k) Plan for that year.

     1.12  ESTIMATED SOCIAL SECURITY BENEFIT.

          (a) The annual Primary Insurance Amount estimated by the Administrative Committee to be payable to the Participant under the Social Security Act at his Normal Retirement Date (based on the assumption that the Participant is eligible to receive Social Security Benefits, even if his actual Social Security retirement age is later), determined without regard to any Late Retirement Credit under the Social Security Act.

          (b) The Estimated Social Security Benefit for a Participant whose employment is terminated before age sixty-five (65) will be calculated assuming the Participant will:

               (i) Not receive any future wages that would be treated as wages for purpose of the federal Social Security Act, and

               (ii) Begin receiving Social Security benefits at his Normal Retirement Date under this Plan (based on the assumption that the Participant is eligible to receive Social Security Benefits, even if his actual Social Security retirement age is later).

          (c) The Estimated Social Security Benefit of a Participant will not be increased by reason of any increase in the Primary Insurance Amount that occurs following the termination of his employment.

     1.13 FINAL AVERAGE SALARY.

          (a) The Participant's average annual salary (excluding bonuses and other non-regular forms of compensation) earned from the Company (before adjustments for pre-tax contributions to Company sponsored employee benefit Plans) during the three (3) highest salary years of the five (5) year period ending on the December 31st next preceding the Termination of Employment Date. Solely for purposes of determining the Prior Plan Benefit, Final Average Salary shall be calculated based on the three (3) highest salary years of the five (5) year period ending on December 31, 1997.

          (b) In the event that the Participant has less than three (3) calendar years of employment with the Company, his Final Average Salary shall be the average amount of his annualized salary for the entire period.

     1.14 GOOD REASON. The occurrence of any of the following circumstances after a Change of Control, unless, in the case of events described in Paragraphs (a), (b), (c) or (d) below, the circumstances are fully corrected before the effective date of the Participant's notice that he is resigning from the Company:

          (a) A significant reduction or adverse change in the nature or scope of the Participant's powers, functions, titles, position, responsibilities or duties in respect of the Company or any affiliate, other than a change to which the Participant consents;

          (b) The Company's reduction in the Participant's annual base salary (or any bonus provided for in a written employment agreement between the Company and the Participant) as in effect immediately before the Change of Control or as it may be subsequently increased;

          (c) The Company's failure to pay within seven (7) days of the due date any portion of:

               (i)  The Participant's current compensation, or

               (ii) An installment of deferred compensation under any deferred compensation plan of the Company;

          (d) The Company's material reduction or failure to continue in effect any compensation or benefits plan in which the Participant participated immediately before the Change of Control that is material to his total compensation, including but not limited to this Plan or any similar plans adopted before the Change of Control. This provision shall not apply if an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan;

Notwithstanding the foregoing, no act or omission by the Company or any Affiliate shall constitute Good Reason unless:

                         (i)  the Participant gives the Company or the
Affiliate written notice thereof within six (6) months after he first knew or should have known of such act or omission; and

                         (ii) the act or omission is not remedied within
thirty (30) days after receipt of such notice.

     1.15 INDEPENDENT PLAN ADMINISTRATOR. A person, persons or entity which, prior to a Change in Control has accepted in writing the position of Independent Plan Administrator under the grantor trust agreement established under Section 3.7 hereof. The appointment of the Independent Plan Administrator shall be determined under the provisions of the grantor trust agreement established under Section 3.7 hereof. Unless otherwise designated under the grantor trust agreement established under Section 3.7 hereof, the Independent Plan Administrator shall be a committee, the members of which shall be Hans Buehler, Norman Fujitaki and Robert Gates. After a Change in Control, the designation of the Independent Plan Administrator may not be changed without written consent of a majority of the persons designated as the Independent Plan Administrator.

     1.16 NORMAL RETIREMENT DATE. The Participant's sixty-fifth (65th) birthday.

     1.17 PARTICIPANT. An Eligible Employee who has become a participant in the Plan in accordance with Section 2.1.

     1.18  PLAN.  Coastcast Corporation Supplemental Executive Retirement
Plan.

     1.19 PLAN YEAR. The fiscal year of the Plan, which shall be the period beginning on January 1 and ending on the following December 31.

     1.20 PLAN ADMINISTRATOR. The person, persons or entity appointed by the Board pursuant to Article V to manage, administer, interpret, and construe the Plan.

     1.21 POSTPONED RETIREMENT DATE. The first day on which the Participant terminates employment with the Company following his Normal Retirement Date.

     1.22 PRIOR PLAN BENEFIT. The Participant's annual accrued benefit based on Years of Participation and Final Average Salary at December 31, 1997 under the terms of the Plan in effect prior to the Restatement Effective Date. The Prior Plan Benefit is frozen as of December 31, 1997.

     1.23 RETIREMENT. The termination of a Participant's employment with the Company after he has satisfied the requirements for benefits under
Section 2.2 below.

     1.24 RETIREMENT DATE. A Participant's Normal, Early, or Postponed Retirement Date (whichever is applicable).

     1.25 SECTION 401(k) PLAN. The Coastcast Corporation 401(k) Retirement Plan as amended from time to time.

     1.26 TERMINATION OF EMPLOYMENT. A participant's cessation of employment with the Company and affiliates for any reason whatsoever, voluntary or involuntary, including by reason of death or Disability.

     1.27 YEARS OF PARTICIPATION. The number of complete Plan Years that the Participant has been a Participant in the Plan while employed by the Company, beginning with the first Plan Year in which the Participant commences participation in the Plan pursuant to Section 2.1 of the Plan. A Participant will be credited with one (1) Year of Participation for each Plan Year on or after the Effective Date during which the Participant completes twelve (12) months of continuous service for the Company and is a Participant in the Plan. Participants beginning participation on the Original Effective Date of the Plan shall receive credit for a full Year of Participation for the initial short Plan Year.

     1.28  YEARS OF SERVICE.

           (a) A Participant's years of service with the Company, including periods prior to the Effective Date. Only complete Years of Service will be taken into account under the Plan.

           (b) A Participant will be credited with one (1) Year of Service for each computation period during which the Participant completes twelve
(12) months of continuous service for the Company. A computation period shall be the Plan Year. Except as otherwise set forth in resolutions of the Board:

                (i) Each Participant will receive credit for all Years of Service with the Company prior to commencing participation in the Plan, and

                (ii) A Participant will be credited with any time while he is on a leave of absence approved by the Company, including disability leave, up to a maximum of two (2) additional Years of Service.

           (c) Notwithstanding anything herein to the contrary, the Plan Administrator may in its sole discretion designate in writing for any participant the extent to which some or all service with a predecessor entity shall be treated as service with the Company. Any such designation shall be attached hereto as Exhibit A.

                                  ARTICLE II
                            ELIGIBILITY FOR BENEFITS

     2.1  ELIGIBILITY TO PARTICIPATE

          (a) An individual shall become a Participant at the time, and on the conditions specified by the Plan Administrator.

          (b) The Participants in the Plan as of the Restatement Effective Date are the individuals specified in Exhibit A attached hereto. Additional participants may be added to Exhibit A by the Plan Administrator without requiring an amendment to the Plan.

          (c) If it is subsequently determined that the participation of any individual in the Plan is inconsistent with the Plan being exempt from the requirements of Parts II, III and IV of Title I of ERISA, at the election of the Plan Administrator, the present value of the current accrued benefit payable to that individual shall be paid in a lump sum as soon as administratively possible after such determination is made.

     2.2 ENTITLEMENT TO BENEFITS. A Participant shall be entitled to the accrued benefit determined pursuant to Article III hereof in accordance with the following:

          (a) NORMAL OR EARLY RETIREMENT. A Participant who has a Termination of Employment on or after his Early Retirement Date or Normal Retirement Date will be eligible to retire and receive accrued benefits under this Plan at his Normal Retirement Date. Notwithstanding the foregoing, the Participant may elect up to thirteen (13) months prior to Termination of Employment to receive Actuarial Equivalent reduced benefits beginning on or after his Early Retirement Date.

          (b) TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT. A Participant who has a Termination of Employment for a reason other than death or Disability prior to attaining Early Retirement Date, but after completing five (5) Years of Participation, shall be entitled to receive a deferred vested accrued benefit at his Normal Retirement Date.

          (c)  PRE-RETIREMENT DEATH BENEFIT.  In the event of the
Participant's death while still employed by the Company or an affiliate and after completing five (5) Years of Participation, the Participant's surviving spouse, if any, shall be entitled to receive a survivor benefit at the Participant's Normal Retirement Date. The amount of the benefit payable to the surviving spouse shall be determined as if:

               (i) The Participant had retired on the day before his death, and

               (ii) Elected to receive his benefit in the form of an Actuarial Equivalent one hundred percent (100%) joint and survivor annuity. The value of the joint and survivor annuity will be the Actuarial Equivalent of the accrued benefit to which the Participant would have become entitled based on his Years of Service at the time of his death.

          (d) POST-RETIREMENT DEATH BENEFIT. In the event of the Participant's death after Termination of Employment, no further benefits shall be payable under the Plan unless the Participant has elected, pursuant to Section 3.2(b), to have benefits payable over the joint lives of the Participant and the Participant's spouse, in which case the Actuarial Equivalent benefit payments shall continue over the life of the Participant's spouse or, if the Participant was entitled to deferred vested benefits at the time of death, shall commence on the date Participant would have become eligible for Retirement.

          (e) DISABILITY RETIREMENT BENEFIT. In the event of a Participant's Termination of Employment on account of a Disability which is expected to continue until the date Participant otherwise would be eligible for Retirement, Participant shall be entitled to receive a deferred vested accrued benefit at his Normal Retirement Date, without regard to Years of Participation. For purposes of determining the Participant's accrued benefit, the period of Disability prior to the date Participant otherwise would be eligible for Retirement will be considered an approved leave of absence for which Participant may be entitled to up to a maximum of two (2) additional Years of Service credit.

     2.3 FORFEITURE OF BENEFITS. Notwithstanding anything herein to the contrary, the benefit payable hereunder to a Participant shall be forfeited if he:

          (a) Engage in competition with the Company (either before or after Retirement) without the Board's prior authorization in writing. Prohibited competition shall include the direct or indirect competition with the Company or any affiliate in connection with any prohibited business (including, without limitation, employment by, rendering advisory or consulting services to, service as a partner, shareholder, director, officer, employee, agent, representative or independent contractor of, or financial investment in a prohibited business). For purposes of this paragraph, "prohibited business" shall mean any business (and any branch office, location or operation thereof) which competes with any service or product line of the Company or any Affiliate in any standard metropolitan statistical areas in which the Company maintains current operations or has expansion plan to which Participant is privy and any business involved in casting golf club heads for manufacturers of premium price golf clubs; provided, however, that a Participant may hold for investment less than one percent (1%) of the outstanding common stock or debt securities of any corporation which is regular traded on a recognized stock exchange;

          (b)  Is discharged for Cause; or

          (c) Experiences a Termination of Employment prior to completing five (5) Years of Participation.

                                 ARTICLE III
                                   BENEFITS

     3.1  AMOUNT OF BENEFIT.  A Participant retiring in accordance with
Section 2.2 above will be eligible for a monthly retirement benefit equal to one-twelfth the greater of the Prior Plan Benefit (as of December 31, 1997) or the amount determined in Paragraph (a) below.

          (a)  The annual retirement benefit payable at a Participant's
Normal Retirement Date will be two percent (2%) of his Final Average Salary for each Year of Service, not to exceed twenty-five (25). However, in no event will a participant's Years of Service in excess of twenty-five (25) be taken into account in determining the amount of his benefit. Furthermore, the Participant's benefit will be reduced by the following amounts:

               (i)  His Estimated Social Security Benefit, and

               (ii) The amount of benefit payable as a straight life annuity at Normal Retirement Date, based on the Actuarial Equivalent value of the benefit funded by the Company payable pursuant to the terms of any tax-qualified defined benefit pension plan sponsored by the Company for the benefit of one or more Participants.

          (b) The annual retirement benefit payable to a Participant at an Early Retirement Date will equal the Actuarial Equivalent of his benefit determined in accordance with Paragraph (a) above (reduced for each month that the benefit payment begins before age sixty-five (65)).

          (c) The annual retirement benefit payable to a Participant at his Postponed Retirement Date will equal his benefit determined in accordance with Paragraph (a) above based on his Years of Service and Final Average Salary as of his Postponed Retirement Date.

          (d) Notwithstanding anything herein to the contrary, the monthly retirement benefit for Larry Cornelius shall, in lieu of the amount determined in accordance with Paragraph (a) above, equal one twelfth (1/12) of the amount determined in Schedule B attached hereto, provided that Mr. Cornelius continues to be employed through his Normal Retirement Date. In the event Mr. Cornelius experiences a Termination of Employment for a reason other than death or Disability prior to attaining his Normal Retirement Date, the amount of the monthly retirement benefit shall be determined under this
Section 3.1, without regard to this Paragraph (d) or Schedule B.

     3.2  FORM OF BENEFIT.

          (a) The benefit determined under this Plan will be payable in the form of a straight life annuity over the life of the Participant.

          (b) In accordance with rules and procedures prescribed by the Plan Administrator, a Participant may elect at least thirteen (13) months prior to Termination of Employment that his benefit be paid in the form of a joint and (100%) survivor annuity payable over the joint lives of the Participant and the Participant's spouse that will be the Actuarial Equivalent of the amount of the Participant's benefit calculated pursuant to Paragraph (a) above. This election must be made prior to the year in which the benefit becomes payable.

     3.3  PAYMENT OF BENEFITS.

          (a) Participants are not entitled to receive a distribution of their benefits prior to Retirement.

          (b) Benefits will begin on the first day of the month coincident with or next following the Participant's Retirement Date. Benefits will continue to be paid on the first day of each succeeding month.

          (c) The last payment will be on the first day of the month in which the retired Participant dies or forfeits, unless the Participant has elected that his benefit be paid in an optional form in accordance with the provisions of Section 3.2(b) above.

     3.4  PAYEES UNDER LEGAL DISABILITY.

          (a)  If the Plan Administrator believes that any payee is:

               (i)  A minor, or

               (ii) Legally incapable of giving a valid receipt and discharge for any payment due him,

the Plan Administrator may have the payment, or any part of it, made to the person(s) or institution that it believes is caring for or supporting the payee.

          (b) any payment under Paragraph (a) above shall be a payment for the benefit of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

     3.5 WITHHOLDING FOR TAXES. Any payments out of the Plan may be subject to withholding for taxes as may be required by any applicable federal or state law. To the extent that the benefit under this Plan is considered wages for income or employment tax purposes during any period prior to the time benefits become payable hereunder, the Company may withhold such taxes from the Participant's current compensation as may be required by any applicable federal or state law.

     3.6  MAILING OF PAYMENTS.

          (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his surviving spouse).

          (b) Each Participant shall be responsible for furnishing the Plan Administrator with his current address.

     3.7 GRANTOR TRUST. Although the Company is responsible for the payment of all benefits under the Plan, the Company may, in its discretion, contribute funds or assets (including insurance policies on the life of any or all Participants) to a grantor trust for the purpose of paying benefits under this Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company. To the extent any benefits provided under the terms of the Plan are actually paid from the trust, the Company shall have no further obligation with respect thereto. To the extent any benefits provided under the terms of the Plan are not paid from the trust, such benefits shall remain the obligation of and shall be paid by the Company. The Participants shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the Participants shall have no security interest or preferred claim in or to the assets of any such grantor trust.

     3.8 PROTECTIVE PROVISIONS. Each Participant, as a condition of participation, shall be required to cooperate with the Company by furnishing any and all information requested by the Plan Administrator, to facilitate payment of benefits hereunder by taking such physical examinations as may be requested by the Plan Administrator. If the Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan.


                                  ARTICLE IV
                               CHANGE OF CONTROL

     Notwithstanding anything in this Plan to the contrary, the provisions of this Article IV apply to those Participants whose employment is terminated within one (1) year following a Change of Control ("Affected Participants"), as expressly provided herein.

     4.1 ENTITLEMENT TO BENEFITS. If the employment of an Affected Participant is terminated by the Company in an involuntary termination for any reason other than Cause (or the Affected Participant voluntarily resigns upon 30 days written notice for Good Reason), at any time within one (1) year following a Change of Control and prior to becoming entitled to Retirement under Section 2.2 above, he shall be entitled to receive a benefit at Normal Retirement Date computed according to Section 3.1 above as if the termination of employment date was the Affected Participant's Normal Retirement Date, provided that this shall not increase the Participant's Years of Service. Notwithstanding the foregoing, the Participant may elect up to thirteen (13) months prior to Termination of Employment to receive Actuarial Equivalent reduced benefits beginning on or after his Early Retirement Date.

     4.2  FULL VESTING.  An Affected Participant entitled to benefits under
Section 4.1 shall be fully vested in his or her accrued benefit without regard to Years of Participation, but nothing herein shall increase the amount of the Participant's accrued benefit or accelerate the timing of payment thereof.

                                  ARTICLE V
                   OPERATION AND ADMINISTRATION OF THE PLAN

     5.1 PLAN ADMINISTRATOR POWERS. The Plan Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan or by law, the Plan Administrator shall have the following powers and authority:

          (a) To designate agents to carry out responsibilities relating to the Plan;

          (b) To employ such legal, actuarial, accounting, clerical, and other assistance as it may deem appropriate in administering this Plan;

          (c) To establish rules and procedures for the conduct of the Plan Administrator's business and the administration of this Plan;

          (d) To administer this Plan and to decide all questions which may arise under this Plan. All determinations by the Plan Administrator shall be binding upon all parties, to the maximum extent permitted by law. The Plan Administrator shall have discretionary authority in all aspects of the administration and interpretation of the Plan, including the interpretation and construction of the Plan and the ability to make determinations of disputed facts; and

          (e) To perform or cause to be performed such further acts as it may deem to be necessary or appropriate in the administration of the Plan.

     5.2  COMPOSITION OF PLAN ADMINISTRATOR.

          (a) The Plan Administrator (who need not be Participants or even employees of the Company) shall be appointed by the Board of the Company and shall continue until termination of such status in accordance with the provisions of this Article V. In the event the Board does not designate the Plan Administrator, the Plan Administrator shall be the Company and may the Company's authorized officers may act on its behalf in a representative capacity. Notwithstanding the foregoing, if the Company creates a trust as described in Section 3.7 hereof, and, if such trust provides for an Independent Plan Administrator, then, following a Change in

Control of the Company, the Independent Plan Administrator (or any successor Independent Plan Administrator) under the trust shall serve as Plan Administrator of this Plan, so long as such entity is serving as Independent Plan Administrator under the trust.

          (b) The Plan Administrator or any individual member thereof may resign at any time by giving written notice to the Board, effective as the date stated in the notice. The Plan Administrator or any individual member thereof may be removed by the Board at any time.

          (c) In the case of a Plan Administrator or an individual member thereof who is also an employee of the Company, his Status as Plan Administrator shall terminate as of the effective date of the termination of his employment, except as otherwise provided in resolutions adopted by the Board.

          (d) Upon the death, resignation, or removal of the Plan Administrator, the Board may appoint a successor. Notice of the appointment of a successor member shall be given by the Company in writing to the other members of the Plan Administrator.

     5.3  PLAN ADMINISTRATOR PROCEDURE.

          (a) In the event the Plan Administrator is a committee of two or more individuals, a majority of the members of the Plan Administrator shall constitute a quorum. Any action authorized by a majority of the members:

               (i)  Present at any meeting, or

               (ii) In writing without a meeting,

shall constitute the actions of the Plan Administrator.

          (b) The Plan Administrator may designate one or more individuals as authorized to execute any document or documents on behalf of the Plan Administrator.

     5.4  NOTICES AND COMMUNICATIONS.

          (a) All communications from Participants to the Plan Administrator shall be in writing, on forms prescribed by the Plan Administrator. These communications shall be mailed or delivered to the office designated by the Plan Administrator, and shall be deemed to have been given when received by the Plan Administrator.

          (b) Each communication from the Plan Administrator to a Participant or beneficiary shall be in writing and may be delivered in person or by mail. These communications shall be deemed to have been delivered and received by the Participant three (3) days after the date when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or beneficiary at this last address of record with the Plan Administrator.

     5.5  REPORTING AND DISCLOSURE. The Company (and not the Plan
Administrator) shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

     5.6 CONFLICT OF INTEREST. Any member of the Plan Administrator who is also a Participant shall not be qualified to act or vote on any matter relating solely to himself.

     5.7 INDEMNIFICATION. To the extent permitted by law, the Certificate of Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan.


                                  ARTICLE VI
                           APPLICATION FOR BENEFITS

     6.1  APPLICATION FOR BENEFITS.

          (a) The Plan Administrator may require any person claiming benefits under the Plan ("Claimant") to submit an application therefor, together with such other documents and information as the Plan Administrator may require.

          (b) Within ninety (90) days following receipt of the application and all necessary documents and information, the Plan Administrator's authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.

          (c) Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90) day period.

               (i) The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered.

               (ii) In no event shall the period of the extension exceed ninety (90) days from the end of the initial ninety (90) day period.

     6.2 CONTENT OF DENIAL . In the case of a denial of the Claimant's application, the written notice shall sat forth:

          (a)  The specific reasons for the denial;

               (b) References to the Plan provisions upon which the denial is based;

               (c) A description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary); and

               (d)     An explanation of the Plan's claims review procedure.

     6.3       APPEALS.

               (a) In order to appeal the decision rendered with respect to his application for benefits or with respect to the amount of his benefits, the Claimant must follow the appeal procedures set forth in this
Section 6.3.

               (b)     The appeal must be made, in writing:

                       (i) In the case where the claim is expressly rejected, within sixty (60) days after the date of notice of the decision with respect to the application, or

                       (ii) In the case where the claim has neither been approved nor denied within the applicable period provided in Section 6.1 above, within sixty (60) days after the expiration of the period.

               (c) The Claimant may request that his application be given full and fair review by the Plan Administrator. The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

               (d) The decision of the Plan Administrator shall be made promptly, and not later than sixty (60) days after the Plan Administrator's receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

               (e) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner designed to be understood by the Claimant, with specific references to the pertinent Plan provisions upon which the decision is based.

     6.4 ARBITRATION. If the claim is denied after review, the Applicant shall submit the claim to binding arbitration. Such arbitration shall be binding and final. There shall be one arbitrator, who shall be a retired superior court or federal court judge. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard or refuse to enforce any contractual provision, The arbitrator shall have no right, power or jurisdiction to award an Applicant any punitive or exemplary damages of any kind. THE PARTICIPANT AND THE COMPANY ACKNOWLEDGE AND AGREE

THAT BY BECOMING A PARTICIPANT UNDER THE PLAN, THEY ARE AGREEING TO THIS ARBITRATION PROVISION AND ARE WAIVING ALL RIGHTS TO A TRIAL BY JURY. The prevailing party in any arbitration shall be entitled to recover his or its reasonable attorneys' fees and costs. The provision of California Code of Civil Procedure Sections 1281, et seq. govern this arbitration provision.

     6.5 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may brought unless and until the Claimant has exhausted his remedies under this Article VI.


                                  ARTICLE VII
                             MISCELLANEOUS MATTERS

     7.1       AMENDMENT OR TERMINATION.

               (a) The Board may, at its sole discretion, amend or terminate this plan at any time or from time to time, in whole or in part by a duly adopted resolution, provided that, without the consent of each existing Participant, no amendment or termination may adversely affect that Participant's rights to receive accrued benefits as provided in the Plan, as in effect prior to such amendment or termination.

               (b) The termination of the Plan will result in the immediate vesting of accrued benefits.

               (c) All benefits will be payable at the time the Participant would have otherwise been eligible to receive benefits under the provisions of this Plan in effect before Plan termination. However, the Board may elect to accelerate the payment of the benefits under the Plan, and to pay such benefits in the form of lump sum distributions. Any lump sum benefits paid under this Section 7.1(c) will be the Actuarial Equivalent of the benefits determined under Section 3.1 above.

     7.2       EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS.

               (a) In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Company to any other company, the ultimate successor to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors.

               (b) The presumption set forth in Paragraph (a) above shall not apply if the successor, by resolution of its board of directors, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in the board resolution.

     7.3       RIGHTS OF PARTICIPANTS.

               (a) Nothing contained herein will confer on any Participant the right to be retained in the service of the Company, nor will it interfere with the Company's right to discharge or otherwise deal with the Participants without regard to the existence of this Plan. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company except to the extent provided herein.

               (b) The benefits under the Plan are unfunded. Accordingly, no Participant shall have a preferred claim on, or a beneficial ownership interest in, any assets of the Company prior to the time such assets are paid to him in the form of benefits.

               (c) All rights created under the Plan shall be mere unsecured contractual rights of Participants against the Company. However, nothing in this document shall in any way diminish any rights of a Participant to pursue his rights as a general creditor of Company with respect to his benefits under the Plan.

     7.4 ASSIGNMENT OF BENEFITS. To the maximum extent permitted by law, no benefit under this Plan may be assigned or alienated. Any purported transfer, assignment, encumbrance, or attachment thereof shall be void and of no effect. In the event of a dispute involving any individual's right to receive the benefit hereunder, the Plan Administrator or the Company may enter an interpleader action. Payments of the benefit to a court of competent jurisdiction with proper notice to the appropriate parties in dispute shall be in full satisfaction of all claims against the Plan Administrator and the Company as to the Plan, and shall be equivalent to a receipt and release pursuant to Section 7.7.

     7.5 OTHER PLANS. This Plan shall not affect the right of any Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

     7.6       INTERPRETATION.

               (a) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with the Plan satisfying the applicable requirements of ERISA.

               (b) If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan will be construed and enforced as if the provision had not been included in it.

               (c) Unless the context clearly indicates otherwise, the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

               (d) Article and section headings are for convenience of reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

     7.7 RECEIPT OR RELEASE. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator and the Company, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

     7.8 GOVERNING LAW. Except to the extent preempted by ERISA, this Plan shall be construed, administered, and governed in all respects in accordance with the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     IN WITNESS WHEREOF, CoastCast Corporation has caused this Plan document to be executed by its duly authorized officer as of the 19th day of February, 1999.

                                        COASTCAST CORPORATION


                                        By: /s/ Hans H. Buehler
                                            -------------------------------
                                            Hans H. Buehler, Chairman & CEO

                                  EXHIBIT A
               RECOGNITION OF PREDECESSOR EMPLOYER SERVICE


The following designated individuals shall be entitled to Years of Service credit with the predecessor employer designated opposite their name, provided they continue to be employed with the Company on the earlier of their Normal Retirement Date, death or Disability. Years of Service with the designated predecessor employer will not be credited in the event of Termination of Employment before Normal Retirement Date for any reason other than death or Disability.

NAME             PREDECESSOR EMPLOYER           EMPLOYMENT DATES
----             --------------------           ----------------

Gordon Green     Chri-Tek Tool and Mold, Inc.   August 13, 1997-May 30, 1993

Stanley Green    Chri-Tek Tool and Mold, Inc.   August 13, 1997-May 30, 1993

                                  EXHIBIT B
               ENHANCED BENEFIT ACCRUAL FORMULA FOR LARRY CORNELIUS


     Subject to the terms of section 3.1(d), the annual retirement benefit for Larry Cornelius (the "Participant") shall be equal to the greater of the Prior Plan Benefit (as of December 31, 1997) or the amount determined in Paragraph (A) below.

          (A) The annual retirement benefit payable at the Participant's Normal Retirement Date will be determined based on the designated percentage for the specified period, as follows:

               (1) fourteen percent (14%) of his Final Average Earnings for the cumulative Years of Service periods prior to January 1, 1999; plus

               (2) three percent (3%) of his Final Average Earnings for each Year of Service during Plan Years 1999 through 2001; plus

               (3) five percent (5%) of his Final Average Earnings for each Year of Service during Plan Years 2002 through 2004; plus

               (4) six percent (6%) of his Final Average Earnings for each Year of Service during Plan Years 2005 through 2006.

However, in no event will a cumulative percentage in excess of fifty percent (50%) be taken into account in determining the amount of the Participant's benefit.

          (B) The amount determined in Paragraph (A) above shall be reduced by the following amounts:

               (1)   The Participant's Estimated Social Security Benefit; and

               (2) The amount of the benefit payable as a straight life annuity at Normal Retirement Date, based on the Actuarial Equivalent value of the benefit, if any, funded by the Company that is payable pursuant to the terms of any tax-qualified defined benefit pension plan sponsored by the Company.